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                                                                     Exhibit 4.3


                                 TRUST AGREEMENT


                                  Establishing


                                       the


               PLANTRONICS, INC. ANNUAL PROFIT SHARING/INDIVIDUAL
                               SAVINGS PLAN TRUST


                                 by and between


                                PLANTRONICS, INC.


                                       and


                                CG Trust Company
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                                TABLE OF CONTENTS


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                                                                                                                   PAGE
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
Section 1.     Establishment of Trust..............................................................................   1

Section 2.     General Duties of the Employer; Indemnification.....................................................   1

Section 3.     General Duties of Trustee...........................................................................   2

Section 4.     Power and Duties of Trustee with Respect to Trust Fund..............................................   2

Section 5.     Payment of Taxes....................................................................................   3

Section 6.     Disbursement of Trust Funds.........................................................................   3

Section 7.     Expenses and Compensation of Trustee................................................................   4

Section 8.     Expenses of the Plan and Trust Fund.................................................................   4

Section 9.     Accounts of the Trustee.............................................................................   4

Section 10.    Resignation, Removal and Substitution of Trustee....................................................   5

Section 11.    Amendment and Termination of Trust..................................................................   6

Section 12.    Miscellaneous Provisions............................................................................   6

Exhibit A      Schedule of Trust Assets............................................................................   8


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         THIS TRUST AGREEMENT, made this 1st day of December, 1992, by and between Plantronics, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Employer"), and CG TRUST COMPANY, a trust company organized under the laws of the State of Illinois with its principal office and place of business in the City of Chicago, Illinois (hereinafter called the "Trustee").

                                   WITNESSETH:

         WHEREAS, the Employer has established or adopted for its eligible employees the Plantronics, Inc. Annual Profit Sharing/Individual Savings Plan (hereinafter called the "Plan") and serves as the Plan Administrator; and

         WHEREAS, the Employer desires the Trustee to hold Plan funds and the Trustee is willing to hold such funds pursuant to the terms of this Trust Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto do hereby mutually declare and agree as follows:

         Section 1.  Establishment of Trust.

         (a) In order to carry out the purposes of the Plan, the Employer hereby creates and establishes a trust to be known as the Plantronics, Inc. Annual Profit Sharing/Individual Savings Plan Trust (hereinafter called the "Trust" or "Trust Fund"). The Trustee accepts this Trust and agrees to act as Trustee hereunder, but only on the terms and conditions set forth in this Trust Agreement. Subject to the terms of this Trust Agreement, all right, title and interests and to the estate of the Trust Fund shall be vested in the Trustee for the exclusive benefit of plan participants.

         (b) The Trust Fund shall include only those assets which the Trustee accepts and which are identified on Exhibit A. Only assets actually received by the Trustee will be accepted in Trust. The Employer acknowledges and agrees that it is responsible for effectuating the transfer of any assets held by a prior trustee or custodian to the Trustee. All assets so received, together with the income therefrom and any other increment thereon, shall be held by the Trustee pursuant to the terms of this Trust Agreement without distinction between principal and income and without liability for the payment of interest thereon.

         Section 2.  General Duties of the Employer; Indemnification.

         (a) The Employer shall control and manage the operation of the Plan. The Employer shall be responsible for determining benefit rights under the Plan, instructing the Trustee in the disbursement of benefits, investment management, soliciting proxies, directing the Trustee in voting proxies and performing those plan administration functions specified in the Plan. The Employer shall also act as custodian with respect to promissory notes, mortgages and related documents given in connection with Plan loans, if any, and the Employer shall hold in safekeeping all such promissory notes, mortgages and related documents.
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         (b) The Trustee shall be fully protected and shall incur no liability in acting in reliance upon the written instructions or directions of the Employer, or any delegate of the Employer. In addition, the Trustee shall be entitled to rely on directions given by a plan participant, where the plan provisions permit such direction. The participant shall be regarded as the delegate of the Employer for purposes of this Agreement and any reference herein to directions or instructions from the Employer shall include directions or instructions from any delegate of the Employer including plan participants.

         (c) The Employer shall indemnify and hold harmless the Trustee from and against any and all claims, losses, damages, expenses (including reasonable counsel fees) and liability to which the Trustee may be subject by reason of any act done or omitted to be done, except where the same is due to gross negligence or willful misconduct of the Trustee.

         (d) In addition to and in no way in limitation of the indemnification of paragraph (c), the Employer hereby agrees to indemnify and hold harmless the Trustee from and against any claims, losses, damages, expenses (including reasonable counsel fees) and liability to which the Trustee may be subject by reason of any act or omission of any prior, subsequent or existing trustee of the Plan.

         Section 3.  General Duties of Trustee.

         (a) The Trustee shall receive, hold, manage, invest and reinvest the Trust Fund pursuant to the provisions of this Section and Section 4 pursuant to the written directions of the Employer. The Trustee shall take no action except pursuant to directions received by it from the Employer and shall have no duty to determine any facts or the propriety of any action taken or omitted by it in good faith pursuant to instructions from such persons.

         (b) The Trustee shall be responsible only for such assets as are actually received by it as Trustee hereunder. The Trustee shall have no duty or authority to ascertain whether any contributions should be made to it pursuant to the Plan or to bring any action to enforce any obligation to make any such contribution, nor shall it have any responsibility concerning the amount of any contribution or the application of the Plan's contribution formula.

         (c) The duties and obligations of the Trustee hereunder shall be limited to those expressly imposed upon it by this Trust Agreement notwithstanding any reference herein to the Plan, and no further duties or obligations of the Trustee, such as a duty to value plan investments, determine the prudence of any plan investment, or diversify plan investments, shall be implied. The Trustee shall not be liable in discharging its duties hereunder if it acts in good faith and in accordance with the terms of this Trust Agreement and in accordance with applicable Federal or state laws, rules and regulations.

         Section 4. Power and Duties of Trustee with Respect to Trust Fund. The Trustee shall have the following powers and duties regarding the Trust Fund:


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         (a) To hold title to the assets of the Trust Fund for the exclusive benefit of plan participants, which may include entering into depository arrangements for the safekeeping of records relevant to the ownership of such assets with any bank or banks as the Trustee may choose. Without limiting the generality of the foregoing, the Employer specifically directs the Trustee to appoint, and the Trustee hereby appoints the Employer to act as custodian with respect to promissory notes, mortgages and related documents given in connection with Plan loans, if any.

         (b) To invest the assets of the Trust Fund in such investment vehicles as directed by the Employer, including plan loans made to participants, and annuity or insurance contracts issued by affiliates of the Trustee, in accordance with directions received from the Employer, and to agree to amendments to such annuity or insurance contracts, as directed by the Employer. The Trustee shall have no duty or responsibility to determine the appropriateness of any plan investment, or to cause such investments in to be changed.

Notwithstanding any other provision of this agreement, all notices, proposed contract amendments, rate or fee changes or other communications regarding all group annuity contracts that are assets of the Plan, including any group annuity contract issued by Connecticut General Life Insurance Company, will be sent directly by the issuer of the contract to the Employer or forwarded by the Trustee to the Employer, and the Trustee shall act on behalf of the plan with respect to any such notice, proposed amendment change or other communication only- accordance with the written direction of the Employer. Any rights of a contractholder under any such group annuity contract to discontinue, amend or otherwise modify the contract shall be exercised only upon the specific written direction of the Employer to the issuer of the contract or by the Trustee at the Employer's specific written direction.

         (c) To make transfers among investment vehicles or disbursements from the Trust Fund as directed by the Employer or (if permitted by the terms of the Plan) plan participants. The Trustee shall be entitled to rely on such direction, and shall have no responsibility to ascertain whether the Plan permits such a transfer or disbursement.

         (d) To delegate to third parties, including affiliates of the Trustee, any or all of its duties hereunder, including recordkeeping and reporting. Also, the Trustee may utilize the services of outside custodians to hold on the Trustee's behalf any plan assets invested in securities.

         (e)      To vote securities proxies as directed by the Employer.

         Section 5. Payment of Taxes. The Trustee shall pay out of the Trust Fund income taxes and other taxes of any and all kinds levied or assessed under existing or future laws against the Trust Fund, or against any person with an interest in the Trust Fund.

         Section 6.  Disbursement of Trust Funds.

         (a) Upon receipt of written direction of the Employer, the Trustee shall make payments from the Trust Fund to such persons or direct Connecticut General Life Insurance Company to make


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such payments from an annuity contract listed on Exhibit A, in such manner and in such amounts as the Employer shall direct in writing, and amounts paid pursuant to such direction shall no longer constitute a part of the Trust Fund.

         (b) At no time prior to the satisfaction of all liabilities with respect to participants and beneficiaries under this Trust shall any part of the corpus or income of the Trust Fund be used for, or diverted to, purposes other than for the exclusive benefit of plan participants or beneficiaries. Except as provided in the Plan, the assets of the Trust Fund shall never inure to the benefit of the Employer and shall be held for the exclusive purpose of providing benefits to participants in the Plan and their beneficiaries, and defraying reasonable expenses of administering the Plan.

         Section 7. Expenses and Compensation of Trustee. The Trustee shall be paid its reasonable expenses, including reasonable expenses of counsel and other agents employed by the Trustee. The Trustee's compensation for its services as Trustee shall be agreed upon by the Employer and the Trustee in writing; provided, however, that if the Trustee proposes an amended fee schedule and the Employer fails to object thereto within ninety (90) days of its receipt, the amended fee schedule shall be deemed accepted by the Employer. Such expenses and compensation shall be paid by the Employer, or if they are not so paid, they shall be paid by the Trustee from the Trust Fund.

         Section 8. Expenses of the Plan and Trust Fund. The Employer shall pay, or, if not paid by the Employer and the Plan so permits, the Employer shall direct the Trustee to pay from the Trust Fund, the reasonable expenses relating to the Plan and Trust Fund payable to third parties, including affiliates of the Trustee. Such expenses shall include, without limitation, actuarial, investment management, accounting and legal expenses.

         Section 9.  Accounts of the Trustee.

         (a) The Trustee has accepted this Trust on the condition that the Employer has entered or is entering into a service agreement with Connecticut General Life Insurance Company whereby Connecticut General Life Insurance Company will provide recordkeeping services for all Plan assets held pursuant to this Trust Agreement. The Trustee shall be required to forward to the Employer, or require Connecticut General Life Insurance Company to forward to the Employer, the recordkeeping reports and related financial information provided by Connecticut General Life Insurance Company.

         (b) The Trustee's books and records with respect to the Trust Fund shall be open to inspection by the Employer at all reasonable times during business hours of the in Trustee. Following the close of the Plan's fiscal year, the Trustee shall provide an inventory of the assets held in Trust to the Employer and certify to the accuracy thereof. The Employer may approve such inventory by an instrument in writing delivered to the Trustee. If the Employer does not file in writing with the Trustee exceptions or objections to any such inventory within sixty (60) days after an accounting has been rendered, the Employer shall be deemed to have approved such inventory. In that event, or upon the written approval of the Employer of any such inventory, the Trustee shall be released, relieved and discharged with respect to all matters and things set forth in such inventory as though such inventory had been settled by the decree of a court of competent jurisdiction.


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         (c) In the case of the revocation or termination of this Trust, or in case of the resignation or removal of the Trustee, the Employer and the Trustee shall have the right to a settlement of the Trustee's accounts. This accounting may be made either (1) by agreement of settlement between the Trustee and the Employer, or (2) by judicial settlement in an action, suit or proceeding instituted by the Employer or the Trustee in a court of competent jurisdiction.

         (d) Notwithstanding any other provision of this Agreement, the Employer acknowledges that the Trustee shall not be required to provide an inventory of accounting of any Plan loans to Plan participants or beneficiaries. Pursuant to
Section 2(a) and Section 4(a), the Employer shall act as custodian with respect to promissory notes, mortgages and related documents given in connection with Plan loans and the Employer shall be solely responsible for the safekeeping, inventorying and accounting for these assets.

         Section 10.  Resignation, Removal and Substitution of Trustee.

         (a) The Trustee may resign at any time by giving at least 30 days' written notice to the Employer (unless the Employer deems notice of a shorter duration to be adequate). The Employer may remove the Trustee at any time by giving at least 30 days' written notice to the Trustee (unless the Trustee deems notice of a shorter duration to be adequate). No removal of the Trustee shall become effective, however, until all sums due hereunder to the Trustee for its compensation and expenses shall have been paid to it and the Employer has appointed a qualified successor Trustee.

         (b) The Trustee's service pursuant to this Agreement is conditioned upon the existence of one or more contracts between the Employer or the Plan (or the Trustee on behalf of the Employer or the Plan) and Connecticut General Life Insurance Company providing a funding medium for the Plan and providing for full Plan recordkeeping services. In the event the contract providing a funding medium or providing for recordkeeping services is discontinued or terminated, this Agreement shall be terminated as well with no further notice from either party to the other as of the date of discontinuance or termination of the contract providing a funding medium or providing for recordkeeping services.

         (c) Any successor trustee hereunder may be either a corporation authorized and empowered to exercise trust powers or may be one or more individuals. In either event, the appointment of a successor trustee shall not be effective until such successor trustee delivers its written acceptance of trust to the Trustee.

         (d) Upon the completion of the accounting provided for in Section 9 and upon the appointment of a successor trustee, the resigning or removed Trustee shall execute, acknowledge and deliver all documents and written instruments necessary to transfer and deliver the Trust Fund and all rights and privileges therein to the successor trustee. Upon the completion of such accounting and upon the appointment of a successor trustee, the resigning and removed Trustee shall be discharged from further accountability for the Trust Fund with respect to any matter within the scope of such accounting, and shall be under no further duty, obligation or responsibility for the disposition by such successor trustee of the Trust Fund or any part thereof.


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         Section 11.  Amendment and Termination of Trust.

         (a) The Employer and the Trustee may mutually agree at any time to amend this Trust Agreement and the Trust created hereby to any extent deemed advisable. No amendment to this Trust Agreement shall be effective unless mutually agreed to in writing by the Employer and the Trustee; provided, however, that Trustee's fee schedule may be amended or provided in Section 7.

         (b) The Employer may at any time revoke this Trust Agreement and terminate the Trust hereby created. Such revocation and termination shall become effective upon receipt by the Trustee or its delegate of a written instrument of such revocation and termination executed by the Employer. Upon such termination, disposition of the assets of the Trust Fund shall be governed by the terms of the Plan; provided, however, that the Trustee shall not distribute any portion of the Trust Fund after such termination unless the Employer first obtains a determination from the Internal Revenue Service that such termination will not affect adversely the qualified status of the Plan and, if required, approval of the Pension Benefit Guaranty Corporation of such termination and distribution of assets. In lieu of an Internal Revenue Service determination, assets of the Trust Fund may be distributed if the Employer agrees in writing with the Trustee to indemnify the Trust Fund for any taxes or other penalties which may be assessed against it as a result of such termination or agrees to provide a bond to secure payment of any such taxes or penalties.

         Section 12.  Miscellaneous Provisions.

         (a) Trust Agreement and the Trust hereby created shall be governed, construed, administered and regulated in all respects under the law of the United States and the State of Illinois.

         (b) The titles of the Sections in this Trust Agreement are for convenience of reference only and in case of any conflict, the text of this instrument, rather than such titles, shall control.

         (c) In case any provisions of this Trust Agreement shall be held illegal or invalid for any reason, their illegality or invalidity shall not affect the remaining parts of this Trust Agreement, and this Trust Agreement shall be construed and enforced as if the illegal and invalid provisions had never been a part of the Trust Agreement.

         (d) This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original. The counterparts shall constitute one and the same instrument and may be sufficiently evidenced by any one counterpart.

         (e) This Trust Agreement shall be binding upon the respective successors and assigns of the Employer and the Trustee.

         (f) Neither the gender nor the number (singular or plural) of any word shall be construed to exclude another gender or number when a different gender or number would be appropriate.


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         (g) In the event of any conflict between provisions of the Plan and those of this Trust Agreement, this Trust Agreement shall prevail.

         (h) Communications to the Trustee shall be sent to the Trustee's principal offices or such address as the Trustee may specify in writing. No communication shall be binding upon the Trustee until it is received by the Trustee or its delegate. Communications to the Employer shall be sent to the Employer's principal offices or such address as the Employer may specify in writing.



         IN WITNESS WHEREOF, this Trust Agreement has been executed as of the day and year first above written. The persons executing this Trust Agreement represent that they are duly authorized to do so.

Attest:                                        Employer



________________________________               By_____________________________
                                                    Its



Attest:                                        CG TRUST COMPANY



________________________________               By_____________________________
                                                    Its


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                                    EXHIBIT A

                            SCHEDULE OF TRUST ASSETS


1. Group Annuity contract GA-36353, issued by Connecticut General Life Insurance Company.

2. Promissory notes given in connection with loans to Plan participants and beneficiaries.

3.       Fidelity Magellan Fund

4.       Fidelity Equity-Income Fund

5.       Fidelity Intermediate Bond Fund


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